UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2012

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida

(Address of principal executive offices)

32224

(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 3, 2012, Landstar System, Inc. (the “Company”) entered into an agreement (the “Letter Agreement”) with Henry H. Gerkens, its Chairman, President and Chief Executive Officer, extending the term of Mr. Gerkens letter agreement, last amended and restated in December 2008 (which was attached as Exhibit 99.1 to the Form 8-K filed by the Company on January 7, 2009). Under the Letter Agreement, Mr. Gerkens will continue to serve as the Chief Executive Officer of the Company through January 3, 2015, and thereafter as the Executive Chairman of the Company until the end of his then current term as a director of the Company. However, either Mr. Gerkens or the Company has the right to request his appointment as Executive Chairman of the Board during the period from the date of the Company’s 2014 Annual Meeting of Stockholders through January 3, 2015. Upon his appointment as Executive Chairman of the Board, Mr. Gerkens will cease to serve as the Chief Executive Officer of the Company and his Key Executive Employment Protection Agreement will become null and void. Through January 3, 2015, Mr. Gerkens will continue to be compensated on the same terms and conditions as are currently applicable to him, including with respect to his current annual salary of $500,000 and his target annual bonus, which will continue to be 100% of base salary. Following January 3, 2015, and until the end of his then current term as a director of the Company (during his service as Executive Chairman), Mr. Gerkens will receive a salary at the annual rate of $500,000 but he will not be eligible to receive a bonus.

In connection with the continued contributions expected to be made by Mr. Gerkens as Chief Executive Officer of the Company, the Letter Agreement extends the term of Mr. Gerkens’ rights to certain severance benefits through January 3, 2015. Following his termination of service as Executive Chairman of the Company (which is anticipated to be around May 2015) and until May 2018, Mr. Gerkens is expected to serve as a non-employee consultant to the Company, providing the Company consulting and other advisory services, for which he will be paid a single lump sum fee of $600,000. As additional consideration for his agreement to extend the term of his employment and his commitment to provide such consulting services, the Company has agreed to make available to Mr. Gerkens continued participation in its health benefits plans (or, in certain circumstances, to assist him in obtaining alternative coverage) through November 2019.

This summary of the Letter Agreement is not intended to be complete and is qualified in its entirety by the Letter Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

99.1	Letter Agreement, dated January 3, 2012, between Landstar System, Inc. and Henry H. Gerkens.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: January 3, 2012	/s/ Michael K. Kneller
Michael K. Kneller
Vice President, General Counsel and Secretary